UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
March 8, 2013

LEUCADIA NATIONAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

NEW YORK
(State or Other Jurisdiction of Incorporation)

1-5721	13-2615557
(Commission File Number)	(IRS Employer Identification No.)

315 PARK AVENUE SOUTH,
NEW YORK, NEW YORK	10010
(Address of Principal Executive Offices)	(Zip Code)

212-460-1900
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 8, 2013, Leucadia National Corporation (“Leucadia”) announced that its consent solicitation seeking an amendment to the Indenture, dated as of September 25, 2007, by and between Leucadia and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee governing Leucadia’s 8 1/8% Senior Notes due 2015 (the “Notes”), expired at 5:00 p.m., New York City time, on March 7, 2013 (the “Expiration Time”).  As of the Expiration Time, the number of consents received exceeded the number needed to approve the proposed amendment to the Indenture, as reported by the tabulation agent. A copy of the press release related to the Solicitation is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Pursuant to the terms of the consent solicitation, Leucadia entered into a supplemental indenture with the trustee on March 8, 2013 (the “Supplemental Indenture”), which became effective and operative on such date.  The Supplemental Indenture amends the covenant entitled “Limitation on Funded Debt of Material Subsidiaries” to permit the incurrence of additional Funded Debt (as defined in the Indenture) of one or more Material Subsidiaries (as defined in the Indenture) in an aggregate principal amount at any one time outstanding not to exceed $1.25 billion.

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Supplemental Indenture, a copy of which Leucadia Company undertakes to furnish the Securities and Exchange Commission upon written request, and the Indenture.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 above is incorporated by reference into this Item 3.03.

Item 8.01	Other Events.

The information set forth in the press release issued by Leucadia National Corporation on March 8, 2013, attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Leucadia undertakes to furnish the Securities and Exchange Commission, upon written request, a copy of all instruments with respect to long-term debt not filed herewith.
99.1	Press Release dated March 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 8, 2013

LEUCADIA NATIONAL CORPORATION

By:	/s/ Joseph A. Orlando
	Name:	Joseph A. Orlando
	Title:	Vice President and Chief Financial Officer

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